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                                                                      EXHIBIT 11

                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                                SECOND QUARTER ENDED           SIX MONTHS ENDED
                                                              -------------------------   -------------------------
                                                                 JUNE 30,      JULY 2,       JUNE 30,     JULY 2,
                                                                  2000          1999          2000          1999
                                                              -----------   -----------   -----------   -----------
Basic:
  Average shares outstanding                                   16,224,638    16,197,328    16,215,338    16,195,533
                                                              ===========   ===========   ===========   ===========

  Net income                                                  $ 3,898,000   $ 3,233,000   $ 6,147,000   $ 5,719,000

  Per share amount                                            $      0.24   $      0.20   $      0.38   $      0.35
                                                              ===========   ===========   ===========   ===========



Diluted:
  Average shares outstanding                                   16,224,638    16,197,328    16,215,338    16,195,533

  Dilutive stock options based on the treasury stock method
       using average market price                                 133,490        71,764       120,685        57,026
                                                              -----------   -----------   -----------   -----------

           Totals                                              16,358,128    16,269,092    16,336,023    16,252,559
                                                              ===========   ===========   ===========   ===========

  Net income                                                  $ 3,898,000   $ 3,233,000   $ 6,147,000   $ 5,719,000

  Per share amount                                            $      0.24   $      0.20   $      0.38   $      0.35
                                                              ===========   ===========   ===========   ===========